OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

OPTIMIZERX CORPORATION

Moderator: David Harrell

September 25, 2013

12:00 p.m. EST

Operator:

Good day, everyone, and welcome to the OPTIMIZERx Corporation update conference call. Just as a reminder, today's conference is being recorded. This will be a 30-minute call with a potential for questions after the discussion.

A transcript will be available for 90 days. For those interested parties who want a copy, please contact Ms. Gabrielle Sabatini in our Rochester, Michigan, headquarters.
Now, for opening remarks and introductions, I would like to turn the conference over to Mr. David Lester, Chief Operating Officer for OPTIMIZERx.
David Lester:	Thank you, Operator, and welcome, everybody who has joined us. We appreciate your participation in our update call today. As required, I'm going to read the safe-harbor language to begin the call.

This conference may contain certain forward-looking statements within the definition of Section 27A of the Securities Act of 1933 as amended in Subsection 20 of 1 of E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make any investment decisions.

The words "potentially," "estimate," "possible," and "seeking" and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, further events, or otherwise.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Further events and natural results could differ materially from set forth and contemplated by or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject to include but are not limited to the effect of government regulation, competition, and other material risks.

With that, let me turn over the call to Mr. David Harrell, Chairman of OPTIMIZERx. Dave?

OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

David Harrell:

Thanks a lot, Dave, and I also want to thank everybody for their patience and support through what's been an unexpected series of events here at OPTIMIZERx last week. To give you an overview, last week we were informed by Shad Stastney that there was going to be an announcement of a settlement between him and the SEC for matters that occurred many years prior while he was a partner at his hedge fund.

Furthermore, on Wednesday of last week, OPTIMIZERx reviewed the SEC announcement and consulted with our SEC attorney and other advisers, as we were committed to making a swift yet educated and accurate decision that was in the best interest for the company and certainly our shareholders.

One key point I want to emphasize is prior to last week's disclosure by Shad and the details provided in the public announcement by the SEC, OPTIMIZERx Corporation, nor any of its management, knew of any allegations, investigations, nor settlements involving Shad Stastney and the SEC.

The conclusion reached and agreed by all parties was that Shad Stastney would tender his resignation on Friday, September 20th, which was the earliest opportunities once all matters related to his resignation were agreed and signed off on. Promptly after this, the company issued an 8K and a press release that Friday afternoon.

In part of the agreement, Shad Stastney will continue to consult management during this interim period and aid in any transition as we begin our search for a top industry professional with proven success in leading an emerging technology and/or marketing company. In the interim, our (today) business of managing our innovative solutions on behalf of our stellar list of clients will certainly continue as usual.

In summary, the company strived to act in a very professional and thorough manner and took the necessary steps to review and implement the appropriate actions based on the interest of its employees, customers, partners, and shareholders to preserve the outstanding momentum we are building in this burgeoning market.

The management of OPTIMIZERx remains very confident in our organization, its employees, and the clients we serve to continue to utilize our market-leading and innovative solutions to promote their pharmaceutical brands while providing better, more affordable health care to patients that need them.

Now I'd like to give you a brief overview on our business and start out by saying OPTIMIZERx continues to ramp up its core business in e-coupons, and we certainly expect another record quarter for 3Q. OPTIMIZERx also continues to expand its solutions beyond our core internal products to leverage our EHR expertise as overall consultants to our clients through the launch of OPTIMIZEHR, which we've just presented.

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

This more strategically aligns our companies with the goals of our clients versus serving as a transactional vendor. We are off to a great start and have already gone out and conducted our first strategic meeting with a major client in a top five $22 billion pharmaceutical company, who has requested us to come in and discuss not only 2014 but help them formulate their EHR strategies beyond.

And just to give you a flavor of this meeting, we really had the opportunity to also leverage our key partners, including Dr. (Furst), PDR, and (Trippleson) and provide them an individual opportunity to discuss their partnership with OPTIMIZERx and where we're going collectively together.

Although I do not have permission to divulge the company at this time, I will share the response from the director after spending a full day with their innovations and IT groups. The comment back was, "I found the sessions to be extremely useful and to continue not only to be very impressed by what you have built but by your vision into the future and your choice of strategic partners. I believe between us we will do great things together. Looking forward to next steps."

So, with that, I'd open it up to any questions. Looks like we're having some questions come in.
Operator:	As a reminder, to ask an audio question, please press star1 on your telephone keypad. And your first question comes from the line of Michael Potter with Monarch Capital Group.
Michael Potter:

The last week's events, it sounds like, caught the company by surprise. Where does our relationship stand with Vicis right now and, I guess, the option that they exercised with their position in our company?

David Harrell:

Our relationship continues to be very strong and communication continue to be very good with both Shad and the partners. We absolutely have and will continue to have the option through December 31st to in essence take Vicis out, so that remains in effect.

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

Michael Potter:	And has the company hired and adviser to help facilitate taking them out?
David Harrell:	We are currently working with Taglich Bros. in terms of our IR strategy and are seeking other advice but currently nothing beyond them.
Michael Potter:	Thanks.
David Harrell:	Sure. We're also looking at other alternatives and options right now with some key not only financial investors but strategic investors, too.
Michael Potter:	And the meeting that you had with this top five pharma. company, would they come in as a potential strategic investor and take the Vicis position?
David Harrell:

No. We don't see that. We do not want to align ourselves with this single pharmaceutical company, considering that we serve over 20 pharmaceutical companies and don't want to have any conflicts of interest

Michael Potter:	Thank you
David Harrell:

Again, the market has a lot of excitement for what we're doing, and we think we're going to have significant options to choose from. And we will continue to seek further discussions. And, again, at this point, although we don't know which direction we'll go, I guess we'd have to leave it at that.

Operator:	Your next question comes from the line of Jason Revland with Blueprint Capital.
Jason Revland:

Thanks for doing the call so quickly. My question relates to the client impact from last week's news to the extent you've been proactive in communicating with your clients on this news. I'm wondering if there's been any feedback, and I'm wondering to what extent Shad had been integral in having conversations with clients or any other opportunities that he had been working on and how that might affect that momentum.

David Harrell:

Shad had very limited interaction with any of our clients, so, in essence, this has really had no effect on day-to-day operations or continuing to meet our clients. So, we have received no inquiries from any pharmaceutical client on this, and, again, we don't see that it has any effect in terms of us continuing to serve.

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

Jason Revland:	So is it fair to say that some of them have read about this in the press, or are you proactively reaching out to your top clients just to be proactive?
David Harrell:

No, we're not reaching out to them again. Our decision is that this really doesn't have any impact on our business towards them, so unless they bring it up, which nobody has and I couldn't answer if they're aware or not, though, but we don't see that. We're happy to provide them further information, but considering, again, Shad's lack of participation with this, we don't see that it's really required.

Jason Revland:	As far as the strategic partnerships that you've discussed, are those in any way stymied by the reduction in stock price or boosted in some way by the reduction in the stock price?
Operator:	Your next
David Harrell:	That's an interesting point. I don't know if we can comment on that at this point right now, but I do know that there's significant interest, too, that remains
Jason Revland:	And there's been no delta as far as those strategic partnerships in relation to last week's news?
David Harrell:	I guess I'd say no from a general sense.
Jason Revland:	Not that you're aware of yet, anyway.
David Harrell:	That's correct.
Jason Revland:	Thanks for taking the questions. Best of luck on the transition.
David Harrell:	Thank you.

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

Operator:	Your next question comes from (Mark Rosen), a shareholder.
(Mark Rosen):

How does the resignation of Shad impact, if at all, on the amount of shares that I believe was in the completion package? Does that affect the total number of shares outstanding for the company? Thank you.

David Harrell:	(Mark), I'm sorry. You were fading in and out. Can you repeat that?
(Mark Rosen):	Yes. If it is true that Shad (inaudible) in a certain amount of shares for his engagement with the company, how does his resignation affect, if at all, the total amount of shares?
David Harrell:

So, Shad, as everybody was aware, was issued $2 million of stock options that involved obviously a completion of taking Vicis out from a general sense. In lieu of any conflict of interest, we didn't want to continue that and in essence for his advisement and continued participation in assisting us, in many ways as he has in the past, we have come to terms where we've given him 500,000 shares, which we think is in the best interest of OPTIMIZERx Corporation and our shareholders.

(Mark Rosen):	So, is that 1.5 million shares came back after (inaudible)?
David Harrell:	Well, had the options been exercised.

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

(Mark Rosen):	Thank you.
Operator:

Your next question comes from the line of (Meryl Patricia) with a private investor. (Meryl), your line is open. Meryl, your line is open. Your next question comes from the line of Neil Cataldi with Blueprint Capital

Neil Cataldi:

Just one more follow-up. Have you thought at all about discussing with Vicis about pushing the option expiration out or renegotiating the expiration on that? I think, given the time between now and end of year, it would be great if you could get another year or even six months out of them to bide some time.

David Harrell:

Yes, we have discussed that, but, again, we can't disclose at this time any agreement to do that. Again, we're evaluating all the options, and that's something that we have broached the subject with them on, but we don't have any conclusive feedback beyond that.

Neil Cataldi:

And then as far as the new CEO hunt is concerned -- and I know this is all really fresh and there might not be a strategy in place yet, but are you thinking about engaging a search partner, or do you have any leads or anywhere to start with as far as potential candidates are concerned?

David Harrell:

Yes. I think we're analyzing. So, we absolutely know some key leaders in the field that come to mind. The thought of getting a headhunting agency might be key, too, but right now what we want to make sure is that we take -- the next step is going to be real key in finding somebody that can really take us to that next level.

Frankly, business as usual really doesn't change right now in terms of the having Shad lead our organization, especially since he's going to continue to consult on the matters that you brought additional expertise, but, again, we are committed to building out our organization.

In fact, we've just hired another industry veteran to assist in our sales this week, but, again, we will be looking at all resources to find the best candidate that can bring something that our current management doesn't have, and that's ideally support with converting us -- continuing for us to involve, not only in a technology company but more of a agency consultative support for our key partners.

So, not to get too long-winded, but I think we're open to the key strategies to make sure that person is the right person and not only finding them but attaining them.
Neil Cataldi:

I look forward to hearing how that plays out in the near term. You just mentioned a new sales guy. I was wondering if you could provide any color on that. Is that maybe to attack the HR opportunity, or is that

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

David Harrell:

We have a gentleman that's helping us, too, that we hired earlier in the year, and obviously our partners are very important, too, on that, so he's assisting in leading in that area and the impact of pharma., so he serves as an expertise in both to pharma. but also in helping us acquire new EHRs.

But, additionally, we've been looking for a top-level sales executive that has health care experience and has been successful, and we just have found that person, so they're out currently right now being trained, including by Allscripts with their product portfolio, and we think that he's going to be a great addition to the team.

Neil Cataldi:	Great. Thank you.
Operator:	Your next question comes from the line of (David Schurr) with private investor.
(David Schurr):	Can you provide some color on the new EHR consulting business that you mentioned earlier and the revenue opportunity there and maybe how the revenues will be structured there?
David Harrell:

Sure. I mean, what we started to realize is that we've quickly become in some -- I won't say in every client we have but in many of them they're really looking for us to leverage exactly not only where the opportunities are right now but where they could be so that they can help better meet the needs of both the physicians that they're trying to reach, as well as the patients that take their medication.

So, as you know, we've gone from an e-coupon company to now a complete patient support center that can involve patient education. We've developed a partnership with PDR to deliver best-in-class product information, and we continue to build out our other resources like request rep. samples.

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

And beyond that, too, though, we have outstanding partnerships that are further moving into better serving the key stakeholders, including patients within their EHRs, physicians beyond what we're serving, such as electronic prior authorizations, integrating potentially mail-order solutions and re-engaging the patient even outside of the physician.

So, our expertise has been very, very well received, again, beyond just what we're serving them right now, so the thought was we need to create an organization or leverage initially our current organization to move beyond transactional solutions and technology solutions into consulting. So, we see significant consulting fees being able to be achieved, but beyond that it certainly moves our core business to a much more strategic partner with these organization and solidifies our value.

Couple key points, though, is there's a huge opportunity for us to help train the sales force, to maximize the pull-through efforts, which is a key component. There's a huge opportunity for us to, again, provide the other services that I just mentioned. But it was a real exciting opportunity to begin this.

We have four other companies that want us to come out and share our vision, share where we can go, what we can deliver beyond what we're currently doing and introduce some of our partner solutions at a little bit larger scale in how they work with us.

So, we're extremely excited about this. We are looking at potentially some additional support with a partner to build out the OPTIMIZEHR from organizations that have additional expertise on the consulting or agency side, but we don't have any further color beyond that.

(David Schurr):	So, just to clarify, it sounds like what you're doing is working with the drug companies to further integrate your core holdings and create a tighter partnership with them. Is that kind of accurate?
David Harrell:	You stated it better than I did, so absolutely.
(David Schurr):	Thanks a lot.
David Harrell:	Thank you, Dave.
Operator:	Your next question comes from the line of Ian Cassel with MicroCapClub.
Ian Cassel:

Hi, Dave. My question relates to sort of the current state of business. We're around this 100,000, 110,000 distributions per month, and I know your positioned in the company to be more than just an EQ (pan) company, which I agree.

I think that benefits everybody and all the shareholders to diversify revenue streams, but I'm just curious as it relates to the current state of the business of that EQ (panning). Where do you see sort of the next bump-up in that, and can you talk a little bit about -- I believe brands around this time of year are looking towards 2014 budgets for those programs -- a little bit about what you're seeing so far qualitatively or quantitatively.

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OPTIMIZERX CORPORATION

Moderator: David Harrell

09-25-13/12:00 p.m. EST

Confirmation # 71207950

David Harrell:

Our pipeline looks really good, and I can't speak to the specifics of it, though, both for the existings and new brands. And on the distribution side, we continue to work with our partners, primarily PDR, to position more opportunities with additional EHRs

I think the big bump is going to be first quarter, mid-first quarter, when next-gen. fully gets ramped up, but again, I see our core business being very, very strong, and we're getting a tremendous amount of support in talking to clients that we both have, as well as others, that we know our space.

And, in fact, one of our clients reached out to one of their partners and stated that, "If you're not working with SampleMD on every product, you should, because of their expertise and performance." So I think our reputation is continuing to grow out in the marketplace. We did have conversations with the group that we haven't worked with and many others. And so, again, I see that continuing to grow and support our company as we expand our opportunities into other revenue streams.

Ian Cassel:

And a last question. I mean, at the current revenue run rate or distribution rate, are you cash-flow positive and are you producing enough cash internally to kind of continue to add some support staff where you need them?

David Harrell:	Dave, what would you say on that?
David Lester:

Yes, certainly, we continue to monitor that. We are continuing to be cash-flow positive, so, yes, those are all part of the variables that go into the hiring decision and expansion decision that we've looked at. So, we're pretty excited about the future and where we're heading.

Ian Cassel:	Great. Thank you.
Operator:	Your next question is a follow-up from Neil Cataldi with Blueprint Capital.
Neil Cataldi:

One more quick one for you. I know Shad was sort of leading the IR front over the past few months, especially since you guys hired Taglich. What are the plans from an IR perspective in the near term? Stock's been crushed, and I think there's a really interesting story down here to be told. Who will be telling that story in the interim, and are there any plans to start engaging with or re-engaging with people that maybe have been introduced to the story over the past few months since you hired Taglich?

David Harrell:

Absolutely. We've had multiple conversations directly, both Dave Lester and myself, with Taglich. We're actually flying out there next week to completely ramp up the strategy to do that. So, it's an excellent point. I think there's been a lot of interest on the financial side regarding Vicis, but, again, this story needs to be told to not only the institutional but key retail investors out there, so we aim to do that.

Neil Cataldi:	Great. Thanks.
David Harrell:	Thank you.

Operator:	And there are no further questions at this time. I hand the program back over to management for any further comments or closing remarks.
David Harrell:

Again, I just want to thank everybody for their continued support and involvement. We feel very good about the company. We see minimal interruptions, if any, with our day-to-day workforce, and we remain extremely excited about the opportunities that we have with our 20-plus pharmaceutical companies that we work with, as well as the other clients that are quickly realizing that OPTIMIZERx can help them better engage both physicians and patients right within their electronic workflows. So, thank you, and we look forward to speaking in the near future.

Operator:	This concludes today's conference call.

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